EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of the Hallwood Group Incorporated on Form S-8 of our report dated February 28, 1997 (March 21, 1997 as to the last paragraph of Note 21 of the Notes to the Consolidated Financial Statements), appearing in the Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 1996.


         /s/ DELOITTE & TOUCHE LLP
         -------------------------
         Dallas, Texas
         November 12, 1997


CORPDAL:82710.2 18747-00001

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